As filed with the Securities and Exchange Commission on May 26, 2015.
Registration No. 333-

 _____________________________________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
  _____________________________________________________________________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
  _____________________________________________________________________________________________________
THE HAIN CELESTIAL GROUP, INC.
(Exact name of registrant as specified in its charter)
  _____________________________________________________________________________________________________

Delaware	22-3240619
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1111 Marcus Avenue Lake Success, New York	11042
(Address of principal executive offices)	(Zip Code)
  _____________________________________________________________________________________________________
THE HAIN CELESTIAL GROUP, INC.
Amended and Restated 2002 Long Term Incentive and Stock Award Plan
(Full title of the plan)
  _____________________________________________________________________________________________________
Irwin D. Simon
President, Chief Executive Officer
and Chairman of the Board
The Hain Celestial Group, Inc.
1111 Marcus Avenue
Lake Success, New York 11042
(Name and address of agent for service)
(516) 587-5000
(Telephone number, including area code, of agent for service)
 _____________________________________________________________________________________________________
Copy to:
Roger Meltzer, Esq.
DLA Piper LLP (US)
1251 Avenue of the Americas
New York, New York 10020
Telephone: (212) 335-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
 _____________________________________________________________________________________________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $0.01 par value	3,500,000 (3)	$61.5650	$215,477,500	$25,038.49

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(2)
Computed in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, by averaging the high and low sales prices of the Registrant’s common stock reported on the Nasdaq Global Select Market on May 18, 2015. The registration fee is calculated only with respect to the additional securities registered on this Registration Statement.

(3)	Represents additional shares of common stock issuable pursuant to The Hain Celestial Group, Inc. Amended and Restated 2002 Long Term Incentive and Stock Award Plan.

 _____________________________________________________________________________________________________

EXPLANATORY NOTE

The Hain Celestial Group, Inc. (“Hain” or the “Registrant”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 3,500,000 shares of common stock authorized for issuance under the Registrant’s Amended and Restated 2002 Long Term Incentive and Stock Award Plan (the “2002 Plan”). The increase in the number of shares authorized for issuance under the Plan, as well as certain other amendments described in the Registrant’s definitive proxy statement filed with the United States Securities and Exchange Commission (the “Commission”) on October 10, 2014, was approved by the Registrant’s shareholders on November 20, 2014.

The Registrant previously filed registration statements with the Commission on Form S-8 on December 19, 2002 (File No. 333-102017), January 13, 2004 (File No. 333-111881), January 24, 2007 (File No. 333-140180), April 1, 2009 (File No. 333-158357), May 12, 2010 (File No. 333-166773), March 10, 2011 (File No. 333-172734), March 16, 2012 (File No. 333-180189), May 10, 2013 (File No. 333-188542) and May 16, 2014 (File No. 333-196043) covering an aggregate of 28,000,000 shares of the Registrant’s common stock authorized for issuance under the 2002 Plan. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 3,500,000 shares of common stock under the 2002 Plan. Pursuant to such Instruction E, the contents of the registration statements on Form S-8 (File Nos. 333-102017, 333-111881, 333-140180, 333-158357, 333-166773, 333-172734, 333-180189, 333-188542 and 333-196043) are incorporated herein by reference. The current registration of 3,500,000 shares will increase the number of shares of common stock registered under the 2002 Plan from 28,000,000 shares to 31,500,000.

The above-referenced share amounts have been adjusted pursuant to the Registrant’s two-for-one stock split in the form of a 100% stock dividend that was subsequently completed on December 29, 2014.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

The following documents are hereby incorporated by reference into this Registration Statement:

(a) the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014;

(b) all documents filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report referred to in (a), above; and

(c) the description of our capital stock contained in the Registration Statement on Form 8-A/A dated November 12, 1993 and any amendment or report filed for the purpose of updating such description.

In addition, all other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.        Exhibits

See the Exhibit Index in this Registration Statement which is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Success, State of New York, on May 26, 2015.

THE HAIN CELESTIAL GROUP, INC.

By:	/S/ Stephen J. Smith
Name:	Stephen J. Smith
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Irwin D. Simon and Stephen J. Smith as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed as of May 26, 2015, by the following persons in the capacities indicated.

Name	Title

/S/ IRWIN D. SIMON	Chairman of the Board, President and Chief Executive Officer
Irwin D. Simon	(Principal Executive Officer)

/S/ STEPHEN J. SMITH	Executive Vice President and Chief Financial Officer
Stephen J. Smith	(Principal Financial Officer)

/S/ ROSS WEINER	Vice President and Chief Accounting Officer
Ross Weiner	(Principal Accounting Officer)

/S/ RICHARD C. BERKE	Director
Richard C. Berke

/S/ JACK FUTTERMAN	Director
Jack Futterman

/S/ ANDREW R. HEYER	Director
Andrew R. Heyer

/S/ ROGER MELTZER	Director
Roger Meltzer

/S/ SCOTT O’NEIL	Director
Scott O’Neil

/S/ ADRIANNE SHAPIRA	Director
Adrianne Shapira

/S/ LAWRENCE S. ZILAVY	Director
Lawrence S. Zilavy

EXHIBIT INDEX
The following exhibits are filed as part of this Registration Statement:

4.1	The Hain Celestial Group, Inc. Amended and Restated 2002 Long Term Incentive and Stock Award Plan (1)
4.2	Certificate of Amendment of Certificate of Incorporation (2)
4.3	Specimen of common stock certificate (3)
5.1	Legal opinion of DLA Piper LLP (US) +
23.1	Consent of Ernst & Young LLP +
23.2	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1)
24.1	Power of Attorney (included on signature page to this Registration Statement)
99.1	Stock Split Disclosure +

(1)	Filed as Exhibit 10.2 to the Current Report on Form 8-K filed by the Registrant with the Commission on November 26, 2014 and incorporated herein by reference.

(2)	Filed as Exhibit 3.2b to the Current Report on Form 8-K filed by the Registrant with the Commission on November 26, 2014 and incorporated herein by reference.

(3)
Filed as Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form S-4 (Commission File No. 333-33830) filed by the Registrant with the Commission on April 24, 2000 and incorporated herein by reference.

+	Filed herewith.